Exhibit 99.1

EVENTS.COM TO GO PUBLIC ON NYSE THROUGH BUSINESS COMBINATION WITH CONCORD ACQUISITION CORP II

Highlights

●	Transaction Valuation: The transaction values Events.com at a pre-money equity value of $314 million (excluding the impact of certain convertible securities and earn out consideration).

●	Growth and Innovation: Transaction proceeds are expected to further fuel Events.com’s strategic growth plan focused on increasing revenue streams, expanding product offerings, advancing AI-driven personalization initiatives, pursuing strategic acquisitions, and launching marketing campaigns.

●	Industry-Leading Platform: Events.com is an AI-driven, cloud-based platform that improves event management and is developing advanced event discovery capabilities, providing a modular, full life-cycle solution for creators and consumers alike. Events.com leverages technology to transform how events are organized and experienced. The platform provides a one-stop solution for event organizers to power their marketing, promotion, sponsorship management, registration, ticketing, and performance analytics. By helping events do business better, Events.com empowers organizers to make driving data-driven decisions, optimize revenue, and simplify their operations. For event goers, harnessing the power of AI and machine learning, Events.com is positioned to provide seamless discovery and participation with its forthcoming features.

●	Strategic Leadership: Events.com Co-founders Mitch Thrower and Stephen Partridge are expected to continue as CEO and President/COO, respectively, with Bob Bellack, co-founder of Cars.com and Apartments.com, joining as CRO.

●	Share Subscription Facility: Events.com previously announced that it has secured a capital commitment of $100 million in the form of a Share Subscription Facility from Gem Global Yield LLC SCS.

LA JOLLA & NEW YORK – August 27, 2024 – Events.com (the “Company”), an industry-leading event management platform, and Concord Acquisition Corp II (“Concord”) (NYSE American: CNDA), a special purpose acquisition company affiliated with investment firm Atlas Merchant Capital, LLC, have entered into a definitive agreement and plan of merger (the “Merger Agreement”). The proposed business combination (the “Proposed Business Combination”) is subject to customary closing conditions, including regulatory and stockholder approvals. The combined public company (“PubCo”) is expected to be named “Events.com” and to list its common stock on the New York Stock Exchange under the new ticker symbol “RSVP,” subject to the approval of its listing application.

Through its SaaS-based software platform, Events.com helps large, medium, and small event creators connect with, engage with, and monetize their communities efficiently and seamlessly. By helping people create, promote, discover, and make the most of every event, Events.com’s end-to-end event management solutions provide organizers access to a suite of products for every step of the event life cycle, allowing organizers to save time and money and generate more revenue.

Events.com offers sponsorship and promotional tools, event management software, dynamic event calendars, digital marketing services, on-site check-in, and on-site sales to make the event organizing process a smooth experience from start to finish. The platform’s capabilities are designed to optimize operational efficiencies and maximize event profitability.

Events.com’s Discover technology, planned to launch out of stealth mode in 2025, is designed to empower users to easily discover, interact, and transact with the events they love, making it an essential resource for organizers and consumers. This comprehensive approach is intended to simplify the event planning process while driving significant value, positioning Events.com as a pivotal player in the industry.

Mitch Thrower, CEO of Events.com, commented: “Our combination with Concord will enhance our capabilities to capitalize on the $936 billion event sector and benefit from ongoing tectonic shifts in the industry. We’re here to help people experience the most meaningful moments of their lives while generating high-margin, recurring revenue and gathering actionable data at scale. We have several significant initiatives on the horizon, and we are truly looking forward to working with Jeff Tuder and Bob Diamond.”

Stephen Partridge, President/COO of Events.com, commented: “As we step into this next phase of our growth, I’m incredibly proud of what our team has accomplished over the past few years in building a strong foundation. With a resilient culture, scalable operations, and an innovative product tailored to the needs of event-creators, Events.com is ready for the next big leap. Our partnership with the Concord team will help us share our product vision with the world and pave the way for the launch of our event-goer platform in 2025.”

Jeff Tuder, CEO of Concord, added: “We are thrilled to announce our business combination with Events.com. Mitch and Stephen have built a compelling offering that is truly differentiated from its competitors. We believe Events.com has tremendous potential. At Concord, we are committed to partnering with experienced management teams operating companies with leading positions in huge markets, and Events.com was a perfect fit for us.”

Bob Diamond, Founding Partner and Chief Executive Officer of Atlas Merchant Capital and Chairman of Concord, added: “We aim to partner with outstanding and proven management teams and operating companies that are pioneering new technologies and leading the way in their market sectors; for these reasons and many others, Events.com was a perfect fit for us. We look forward to working with Mitch, Stephen and the Events.com team as they move into their next phase of expansion and growth.”

Proposed Business Combination Overview

The Proposed Business Combination implies a pro forma enterprise value of $399 million, assuming a $434 million equity value at closing, based on an estimated 43.4 million shares outstanding, and $35 million of net cash (excluding the impact of certain convertible securities and earn out consideration). The boards of directors of CNDA and Events.com have approved the proposed transaction, subject to, among other things, the approvals by stockholders of CNDA and Events.com and satisfaction or waiver of the other conditions outlined in the Merger Agreement.

Events.com previously announced that it has secured a capital commitment of $100 million in the form of a Share Subscription Facility from Gem Global Yield LLC SCS. This is expected to accelerate the Company’s growth strategy via acquisitions, partnerships, and organic initiatives. Under this tailored agreement, Events.com will have the ability to draw up to $100 million following an equity exchange listing, subject to certain conditions and limitations.

Additionally, net proceeds from the transaction are expected to enable Events.com to further expand the internal development of new product offerings, accelerate strategic acquisitions and expedite final-stage acquisition commitments, launch the Events.com Discover platform and expand the continued development of Events.com’s AI and ML capabilities that enable the Company to customize the user experience. Under the terms of the Merger Agreement, Events.com’s existing shareholders will continue to own the majority of the post-combination company upon consummation of the Proposed Business Combination.

Additional information about the Proposed Business Combination, including a copy of the Merger Agreement, will be provided in a Current Report on Form 8-K to be filed by CNDA with the U.S. Securities and Exchange Commission (the “SEC”) and available at www.sec.gov.

Advisors

Cohen & Company Capital Markets, a division of J.V.B. Financial Group, LLC, is serving as the exclusive financial advisor and lead capital markets advisor to CNDA. Greenberg Traurig, LLP is serving as legal counsel to CNDA, and Kirkland & Ellis LLP and Weintraub Law Group PC are serving as legal counsel to Events.com. Gateway Group serves as investor relations and public relations advisors for the transaction.

About Events.com

Events.com powers a two-sided marketplace and platform that helps passionate individuals create, promote, discover, and enjoy events. Events.com’s platform helps event organizers seamlessly execute their events and allows event goers to discover, interact, and transact with the events they love. The Company offers a robust ecosystem that supports millions of event creators worldwide, catering to various interests. From the prestigious All-In Summit, the world’s leading podcast for business, technology, and investing, to the vibrant 100,000-person Renaissance Festival in Florida, the exclusive Club Getaway featured on Bravo, the event calendar on NewYork.com, the transformative Archangel Summit, and movie experiences at the iconic Mayfair Theatre in Ottawa—Events.com technology is the driving force behind unforgettable moments worldwide.

For additional information, please visit events.com

Video: The most meaningful moments in our lives, powered by Events.com

About Concord Acquisition Corp II (CNDA)

Concord Acquisition Corp II is a special purpose acquisition company formed for the purpose of entering into a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses in the financial services or financial technology industries. It is sponsored by Concord Sponsor Group II LLC, an entity affiliated with Atlas Merchant Capital LLC, an investment firm that offers debt and equity investment strategies, seeking long-term value through differentiated expertise in financial services and credit markets.

For additional information, please visit cnda.concordacquisitioncorp.com.

About Atlas Merchant Capital

Atlas Merchant Capital LLC, founded in 2013 by Bob Diamond and David Schamis, is an alternative asset management company with approximately $1.3 billion in assets under management as of December 31, 2022, and over $3 billion in capital raised through its fund vehicles and co-investments. Atlas invests globally in compelling opportunities, particularly within the financial services sector, through a diverse range of funds, including private equity, credit opportunities, and SPAC-focused public equity funds. The firm’s investment strategy is rooted in a long-term, partnership-based approach, leveraging its deep operating and technical expertise. Atlas’s executive team brings decades of experience from top-tier global financial institutions, including Barclays Capital, Cerberus Capital Management, Citigroup, J.C. Flowers & Co, and Fortress Investment Group.

For additional information, please visit https://www.atlasmerchantcapital.com.

Investor and Media Relations Contact

Gateway Group, Inc.

949.574.3860.

Events.com@gateway-grp.com

Art and Logos

You may download the logos from Events.com here.

You may download the logos from Concord and Atlas here.

Forward-Looking Statements

Certain statements included in this press release are not historical facts but are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts contained in this press release are forward-looking statements. Any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are also forward-looking statements. In some cases, you can identify forward-looking statements by words such as “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “strategy,” “future,” “opportunity,” “may,” “target,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” “preliminary,” or similar expressions that predict or indicate future events or trends or that are not statements of historical matters, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements include, without limitation, CNDA’s, Events.com’s, or their respective management teams’ expectations concerning the outlook for their or Events.com’s business, productivity, plans, and goals for future operational improvements and capital investments, operational performance, future market conditions, or economic performance and developments in the capital and credit markets and expected future financial performance, including expected net proceeds, expected additional funding, the percentage of redemptions of CNDA’s public stockholders, growth prospects and outlook of Events.com’s operations, individually or in the aggregate, including the achievement of project milestones, commencement and completion of commercial operations of certain of Events.com’s projects, as well as any information concerning possible or assumed future results of operations of Events.com. Forward-looking statements also include statements regarding the expected benefits of the Proposed Business Combination. The forward-looking statements are based on the current expectations of the respective management teams of Events.com and CNDA, as applicable, and are inherently subject to uncertainties and changes in circumstance and their potential effects. There can be no assurance that future developments will be those that have been anticipated. These forward-looking statements involve a number of risks, uncertainties or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, (i) the risk that the Proposed Business Combination may not be completed in a timely manner or at all, which may adversely affect the price of CNDA’s securities; (ii) the risk that the Proposed Business Combination may not be completed by CNDA’s business combination deadline and the potential failure to obtain an extension of the business combination deadline if sought by CNDA; (iii) the failure to satisfy the conditions to the consummation of the Proposed Business Combination, including the adoption of the Merger Agreement by the stockholders of CNDA and Events.com and the receipt of certain regulatory approvals; (iv) market risks; (v) the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement; (vi) the effect of the announcement or pendency of the Proposed Business Combination on Events.com’s business relationships, performance, and business generally; (vii) risks that the Proposed Business Combination disrupts current plans of Events.com and potential difficulties in its employee retention as a result of the Proposed Business Combination; (viii) the outcome of any legal proceedings that may be instituted against Events.com or CNDA related to the Merger Agreement or the Proposed Business Combination; (ix) failure to realize the anticipated benefits of the Proposed Business Combination; (x) the inability to maintain the listing of CNDA’s securities or to meet listing requirements and maintain the listing of PubCo’s securities on the NYSE American; (xi) the risk that the price of PubCo’s securities may be volatile due to a variety of factors, including changes in the highly competitive industries in which Events.com plans to operate, variations in performance across competitors, changes in laws, regulations, technologies, natural disasters or health epidemics/pandemics, national security tensions, and macro-economic and social environments affecting its business, and changes in the combined capital structure; (xii) the inability to implement business plans, forecasts, and other expectations after the completion of the Proposed Business Combination, identify and realize additional opportunities, and manage its growth and expanding operations; (xiii) the risk that Events.com may not be able to successfully develop its assets, including expanding the product offerings and implementing the acquisition plan (xiv) the risk that Events.com will be unable to raise additional capital to execute its business plan, which many not be available on acceptable terms or at all; (xv) political and social risks of operating in the U.S. and other countries; (xvi) the operational hazards and risks that Events.com faces; and (xvii) the risk that additional financing in connection with the Proposed Business Combination may not be raised on favorable terms. The foregoing list is not exhaustive, and there may be additional risks that neither CNDA nor Events.com presently knows or that CNDA and Events.com currently believe are immaterial. You should carefully consider the foregoing factors, any other factors discussed in this press release and the other risks and uncertainties described in the “Risk Factors” section of CNDA’s Annual Report on Form 10-K for the year ended December, 31, 2023, which was filed with the SEC on March 1, 2024, the risks to be described in the registration statement on Form S-4 to be filed by CNDA with the SEC in connection with the Proposed Business Combination (the “Registration Statement”), which will include a preliminary proxy statement/prospectus, and those discussed and identified in filings made with the SEC by CNDA and PubCo from time to time. Events.com and CNDA caution you against placing undue reliance on forward-looking statements, which reflect current beliefs and are based on information currently available as of the date a forward-looking statement is made. Forward-looking statements set forth in this press release speak only as of the date of this press release. None of Events.com, CNDA, or PubCo undertakes any obligation to revise forward-looking statements to reflect future events, changes in circumstances, or changes in beliefs. In the event that any forward-looking statement is updated, no inference should be made that Events.com, CNDA, or PubCo will make additional updates with respect to that statement, related matters, or any other forward-looking statements. Any corrections or revisions and other important assumptions and factors that could cause actual results to differ materially from forward-looking statements, including discussions of significant risk factors, may appear, up to the consummation of the Proposed Business Combination, in CNDA’s or PubCo’s public filings with the SEC, which are or will be (as appropriate) accessible at www.sec.gov, and which you are advised to review carefully.

Important Information for Investors and Shareholders

In connection with the Proposed Business Combination, CNDA intends to file with the SEC the Registration Statement, which will include a prospectus with respect to PubCo’s securities to be issued in connection with the Proposed Business Combination and a proxy statement to be distributed to holders of CNDA’s common stock in connection with CNDA’s solicitation of proxies for the vote by CNDA’s stockholders with respect to the Proposed Business Combination and other matters to be described in the Registration Statement (the “Proxy Statement”). After the SEC declares the Registration Statement effective, CNDA plans to file the definitive Proxy Statement with the SEC and to mail copies to stockholders of CNDA as of a record date to be established for voting on the Proposed Business Combination. This press release does not contain all the information that should be considered concerning the Proposed Business Combination and is not a substitute for the Registration Statement, Proxy Statement or for any other document that PubCo or CNDA may file with the SEC. Before making any investment or voting decision, investors and security holders of CNDA and Events.com are urged to read the Registration Statement and the Proxy Statement, and any amendments or supplements thereto, as well as all other relevant materials filed or that will be filed with the SEC in connection with the Proposed Business Combination as they become available because they will contain important information about, Events.com, CNDA, PubCo and the Proposed Business Combination.

Investors and security holders will be able to obtain free copies of the Registration Statement, the Proxy Statement and all other relevant documents filed or that will be filed with the SEC by PubCo and CNDA through the website maintained by the SEC at www.sec.gov. In addition, the documents filed by PubCo and CNDA may be obtained free of charge from CNDA’s website at cnda.concordacquisitioncorp.com or by directing a request to Jeff Tuder, Chief Executive Office, 477 Madison Avenue New York, New York 10022; Tel: (212) 883-4330. The information contained on, or that may be accessed through, the websites referenced in this press release is not incorporated by reference into, and is not a part of, this press release.

Participants in the Solicitation

Events.com, CNDA, PubCo and their respective directors, executive officers and other members of management and employees may, under the rules of the SEC, be deemed to be participants in the solicitations of proxies from CNDA’s stockholders in connection with the Proposed Business Combination. For more information about the names, affiliations and interests of CNDA’s directors and executive officers, please refer to CNDA’s annual report on Form 10-K filed with the SEC on March 1, 2024, and Registration Statement, Proxy Statement and other relevant materials filed with the SEC in connection with the Proposed Business Combination when they become available. Additional information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, which may, in some cases, be different than those of CNDA’s stockholders generally, will be included in the Registration Statement and the Proxy Statement, when they become available. Stockholders, potential investors and other interested persons should read the Registration Statement and the Proxy Statement carefully, when they become available, before making any voting or investment decisions. You may obtain free copies of these documents from the sources indicated above.

No Offer or Solicitation

This document shall not constitute a “solicitation” as defined in Section 14 of the Securities Exchange Act of 1934, as amended. This document shall not constitute an offer to sell or exchange, the solicitation of an offer to buy or a recommendation to purchase, any securities, or a solicitation of any vote, consent or approval, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in which such offer, solicitation or sale may be unlawful under the laws of such jurisdiction. No offering of securities in the Proposed Business Combination shall be made except by means of a prospectus meeting the requirements of the Securities Act of 1933, as amended, or an exemption therefrom.